Calculation of Filing Fee Tables
S-3
Fluent, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0005 par value	Other	11,742,854	$ 1.93	$ 22,663,708.22	0.0001531	$ 3,469.81
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 22,663,708.22		$ 3,469.81
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,469.81
Offering Note
[1]	(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), by averaging the high and low sales prices of Fluent, Inc.'s (the "Registrant's") common stock, par value $0.0005 per share ("Common Stock"), as reported on The Nasdaq Capital Market on September 9, 2025, which date is within five business days prior to the filing of this Registration Statement. (2) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover an indeterminate number of additional shares of Common Stock of the Registrant as may from time to time become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of outstanding shares of Common Stock. (3) Represents the resale of (i) 5,114,285 shares of Common Stock; (ii) 757,142 shares of Common Stock issuable upon the exercise of the pre-funded warrants; and (iii) 5,871,427 shares of Common Stock issuable upon the exercise of the warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A